UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2018

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2018, Visualant, Incorporated (the “Company”) entered into a Consulting and Services Agreement (the “Consulting Agreement”) with Blaze, Inc. (“Blaze”) and Phillip A. Bosua (“Bosua”). The Consulting Agreement supersedes the Consulting Relationship Letter dated July 6, 2017 between the Company and Bosua, which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K that was filed December 29, 2017. Under the terms of the Consulting Agreement, Blaze and Bosua are performing certain development work on behalf of the Company related to potential products for the consumer marketplace. The Consulting Agreement is deemed to be effective as of the date of the earlier Consulting Relationship Letter, and is effective until the completion of services or earlier termination in accordance with its terms.

A copy of the Consulting Agreement will be attached as an exhibit to the Company’s Form 10-Q for the three months ended March 31, 2018.

Item 3.02 Unregistered Sales of Equity Securities; Item 3.03 Material Modification to Rights of Security Holders.

On March 2, 2018, the Company received gross proceeds of $280,000 in exchange for issuing a senior convertible redeemable debenture with a principal amount of $336,000 and a warrant to purchase 1,344,000 shares of common stock in a private placement dated February 28, 2018 to an accredited investor pursuant to a Securities Purchase Agreement dated August 14, 2017 (the “Purchase Agreement”).

As previously reported, (a) on December 15, 2017, the Company received gross proceeds of $250,000 in exchange for issuing a senior convertible redeemable debenture with a principal amount of $300,000 and a common stock purchase warrant to purchase 1,200,000 shares of common stock in a private placement dated December 12, 2017 and (b) on August 14, 2017, the Company received gross proceeds of $300,000 in exchange for issuing a senior convertible redeemable debenture with a principal amount of $360,000 and a warrant to purchase 1,440,000 shares of common stock in a private placement to an accredited investor for gross proceeds of $300,000, in both cases to an accredited investor pursuant to the Purchase Agreement.

The investor has now purchased substantially all of the debentures and warrants available under the Purchase Agreement.

As previously reported, the Company has entered into a General Security Agreement with the investor, pursuant to which the Company has granted a security interest to the investor in substantially all the Company’s assets, effective upon the filing of a UCC-3 termination statement to terminate the security interest held by Capital Source Business Finance Group in the assets of the Company. Also as previously reported, an entity affiliated with Ronald P. Erickson, the Company’s Chief Executive Officer, entered into a Subordination Agreement with the investor pursuant to which all debt owed by the Company to such entity is subordinated to amounts owed by the Company to the investor under the debentures described above.

The initial conversion price of the debentures described above is $0.25 per share, subject to certain adjustments. The initial exercise price of the warrants described above is $0.25 per share, also subject to certain adjustments.

As part of the Purchase Agreement, the Company granted the investor “piggyback” registration rights to register the shares of common stock issuable upon the conversion of the debentures and the exercise of the warrants with the Securities and Exchange Commission for resale or other disposition.

The debentures and the warrants described above were issued in transactions that were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon applicable exemptions from registration under Section 4(a)(2) of the Act and/or Rule 506 of SEC Regulation D under the Act.

In connection with the February 28, 2018 private placement, the placement agent for the debenture and the warrant received a cash fee of $28,000 and the Company issued warrants to purchase shares of the Company’s common stock to the placement agent or its affiliates based on 10% of proceeds.

The foregoing description of the transaction is qualified in its entirety by reference to the complete terms and conditions of the Securities Purchase Agreement, the Senior Secured Convertible Redeemable Debenture, the General Security Agreement, the Common Stock Purchase Warrant, and the Subordination Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1-10.5, and incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1

Securities Purchase Agreement dated August 14, 2017 by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 18, 2017)

10.2	Senior Secured Convertible Redeemable Debenture dated February 28, 2018 by and between Visualant, Incorporated and accredited investor. (Filed herewith)

10.3

General Security Agreement dated August 14, 2017 by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 18, 2017)

10.4	Common Stock Purchase Warrant dated February 28, 2018 issued by Visualant, Incorporated to accredited investor. (Filed herewith)

10.5	Schedule A to Subordination Agreement dated February 28, 2018 by and between an entity affiliated with Ronald P. Erickson and accredited investor. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson CEO

March 7, 2018